EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Network Equipment Technologies, Inc. on Form S-8 of our reports dated April 16, 1997, appearing and incorporated by reference in the Annual Report on Form 10-K of Network Equipment Technologies, Inc. for the year ended March 31, 1997.



DELOITTE & TOUCHE LLP

San Jose, California
April 8, 1998